SIGNATURE  PAGE
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This report is signed on behalf of the registrant in the City of Columbus and State of Ohio on the 29th day of August, 1997.

                                                     SCIOTO INVESTMENT COMPANY


Witness : /s/ Marilyn Brown Kellough        By: /s/  Stephen Kellough
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Marilyn Brown Kellough,                        Stephen Kellough, President
	Secretary